Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the heading “Experts” in the prospectus supplement dated March 2, 2020, related to the registration statement on Form S-3 of uniQure N.V. (No. 333-225636).

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

March 2, 2020